UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2021
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Southside Bancshares, Inc. (the "Company") held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) virtually. A total of 27,206,976 shares of the Company's common stock were represented in person or by proxy at the Annual Meeting, or 82.89%, of the 32,819,913 shares outstanding as of the record date, March 17, 2021. The Company's shareholders voted on three proposals at the Annual Meeting, as set forth below.

Proposal 1 - Election of Directors
Shareholders approved the election of five directors to serve for three-year terms expiring at the 2024 Annual Meeting. Final results were as follows:
	For	Withheld	Broker Non-Votes
S. Elaine Anderson, CPA	22,868,598	486,914	3,851,464
Herbert C. Buie	21,309,481	2,046,031	3,851,464
Patricia A. Callan	22,546,045	809,467	3,851,464
John R. (Bob) Garrett	22,360,911	994,601	3,851,464
Tony K. Morgan, CPA	22,984,015	371,497	3,851,464

Proposal 2 - Say-on-Pay
Shareholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Company's proxy statement. Final results were as follows:
For	Against	Abstain	Broker Non-Votes
22,230,893	827,119	297,500	3,851,464

Proposal 3 - Ratification of Appointment of Independent Registered Certified Public Accounting Firm
Shareholders ratified the appointment of Ernst and Young LLP to serve as the Company's independent registered certified public accounting firm for the year ending December 31, 2021. Final results were as follows:
For	Against	Abstain	Broker Non-Votes
26,776,868	210,501	219,607	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: May 14, 2021	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)